Exhibit 10 (J)
EXECUTION COPY

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this "Amendment") is entered into by and between Thomas P. Carey (the "Executive") and Dialysis Corporation of America, a Florida corporation (individually, the "Company" and collectively with the Executive, the "Parties"), dated as of April 13, 2010, and effective as of the Effective Time (as defined below), and hereby amends the Employment Agreement between the Parties dated February 25, 2009, a copy of which is attached hereto as Exhibit A (the "Employment Agreement").

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company, U.S. Renal Care, Inc., a Delaware corporation ("Parent"), and Urchin Merger Sub, Inc., a Florida corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), which provides, among other things, for Merger Sub to commence a tender offer, subject to the terms and conditions set forth therein, for all of the issued and outstanding shares of common stock of the Company and that, upon the terms and subject to the conditions therein, Merger Sub will merge with and into the Company (the "Merger"); and

WHEREAS, Executive is an executive officer of the Company and Parent and Merger Sub desire to enter into this Amendment to, among other things, ensure that Executive will be available to assist Parent with transitional matters following the closing of the Merger; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have requested that Executive agree, and Executive has agreed, to enter into this Amendment to be effective upon the closing of the Merger (the "Effective Time"); and

WHEREAS, the Parties desire to amend the Employment Agreement as set forth herein; and

WHEREAS, pursuant to Section 16 of the Employment Agreement, any provision of the Employment Agreement may be amended or waived in a writing signed by the Parties; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

AGREEMENT

1.     Effective as of the Effective Time:

(a)Section 1.23 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

""Restricted Period" shall mean the Term and for a period of two (2) years from the Date of Termination for whatever reason or occurrence, provided in the event of any violation of Section 8, the Restricted Period shall be extended by a period of time equal to that period beginning when the violation commenced and ending when the violation terminated."

(b)The reference in Section 8.1 of the Employment Agreement to the phrase "the Company within a twenty-five (25) mile radius of the Company's current or future dialysis facilities" in the definition of "Restricted Activity" in Section 8.1 of the Employment Agreement is hereby deleted and replaced with "the Company within a fifty (50) mile radius of the Company's and its affiliates' current or future dialysis facilities".

2.   Within 48 hours of the Board Appointment Date (as defined in the Merger Agreement), and as partial consideration for Executive's obligations set forth in Section 1(a) and (b) of this Amendment, the Company shall pay Executive $170,000.

3.   Except as set forth herein, the Parties' rights under the Employment Agreement shall remain unaffected and shall continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Employment Agreement or waiver of any of the Parties' rights under the Employment Agreement.

4.   This Amendment shall form a part of the Employment Agreement for all purposes, and the Parties shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Employment Agreement shall be deemed a reference to the Employment Agreement as amended hereby (unless the context specifically requires otherwise).

5.   This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed the other Party. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Executive has signed this Amendment personally and the Company has caused this Amendment to be executed by its duly authorized representative.

COMPANY:

DIALYSIS CORPORATION OF AMERICA,
a Florida corporation

By:	/s/ Stephen W. Everett
Name: Stephen W. Everett
Title: President and Chief Executive Officer

EXECUTIVE:

/s/ Thomas P. Carey
Thomas P. Carey

[Signature Page to Amendment to Employment Agreement - Carey]